Exhibit 99.1
Amedica Breaks into the Dental Market with Recent Joint Development Agreement
Marks First Step for Silicon Nitride to be used in a Variety of Medical Applications

SALT LAKE CITY, October 12, 2015 - Amedica Corporation (Nasdaq:AMDA), a company that develops and commercializes silicon nitride ceramics as a biomaterial platform, is pleased to announce that it has entered into a joint development agreement with Worthington dental technology to provide access to the Company’s silicon nitride technology platform to develop, prototype and manufacture the patented Worthington dental implant system.

Pursuant to the terms of the agreement, Amedica will assist Worthington in the development and commercialization of the Worthington dental implant system and devices. Additionally, Amedica has engaged Worthington as a dental expert to support Amedica in its efforts to expand the use of silicon nitride to additional original equipment manufacturer dental partners.

“The agreement underscores Amedica’s continued focus to provide superior and innovative solutions to the market," said Dr. Sonny Bal, chairman and CEO of Amedica Corporation. "This newest alliance validates the advantages of our proprietary silicon nitride material across a variety of biomedical applications. We look forward to leveraging Worthington’s unique intellectual property to develop and commercialize dental devices that may incorporate the benefits of silicon nitride. We remain committed to offering our customers a biomaterial platform that contains distinct anti-infective and osteopromotive properties to improve the efficacy of clinical outcomes, resulting in enhanced patient care."

Amedica's micro-composite silicon nitride biomaterial is a breakthrough ceramic containing potential anti-bacterial and favorable bone growth properties. Its surface texture and hydrophilic nature attract both osteoblasts and physiologic proteins to ensure reliable osteointegration, while its surface biochemistry inhibits bacterial biofilm adhesion. This combination of optimal material properties is unique to Amedica's silicon nitride material platform.

“We’re excited for the prospect to develop and commercialize this uniquely differentiated biomaterial for our partners and customers,” said Dr. William B. Worthington, inventor of Worthington dental technology. “We believe this novel biomaterial will not only improve patient outcomes, but also provides us with additional innovative device opportunities as we seek to commercialize our dental technology portfolio.”

About Amedica Corporation
Amedica is focused on the development and application of medical-grade silicon nitride ceramics. Amedica markets spinal fusion products and is developing a new generation of wear- and corrosion-resistant implant components for hip and knee arthroplasty. The Company manufactures its products in its ISO 13485 certified manufacturing facility and, through its partnership with Kyocera, the world's largest ceramic manufacturer. Amedica's spine products are FDA-cleared, CE-marked, and are currently marketed in the U.S. and select markets in Europe and South America through its distributor network and its growing private label and OEM partnerships.

For more information on Amedica or its silicon nitride material platform, please visit www.amedica.com.

Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Forward-looking statements contained in this press release include the intent, belief or current expectations of Amedica and members of its management team with respect to Amedica's future business operations and acceptance of its technology platform in the dental application market. Amedica's market opportunities, growth, future products, market acceptance of its products, sales and financial results and such statements are subject to risks and uncertainties such as the timing and success of new product introductions, physician acceptance, endorsement, and use of Amedica's products, regulatory matters, competitor activities, changes in and adoption of reimbursement rates, potential product recalls, effects of global economic conditions and changes in foreign currency exchange rates. Additional factors that could cause actual results to differ materially from those contemplated within this press release can also be found in Amedica's Risk Factors disclosure in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2015, and in Amedica's other filings with the SEC. Amedica disclaims any obligation to update any forward-looking statements.

Contact:
Mike Houston
VP, Commercialization & Communications
801-839-3534
IR@amedica.com